Exhibit 10.16

Bank of Weifang

Fixed Assets Loan Contract

Contract NO: 2021111600000125

Special note: This contract is concluded by the borrower and the borrower on the basis of equality and voluntary legal negotiation, and all the terms and conditions are the true expression of the intention of both parties. In order to safeguard the legitimate rights and interests of the borrower, the lender specifically requests the borrower to cover all the terms of this contract, especially the loan. The person takes full attention to the authorization of the lender and the provisions related to the rights and obligations of both parties.

The Borrower (hereinafter referred to as Party A): Shandong Hongli Special Section Tube Company Limited

Legal representative: Liu Yuanqing

Address (address): Changle County Economic Development Zone

Telephone: 13506468999	Fax:	Zip code: 262400

Lender (hereinafter referred to as Party B): Weifang Bank Co., Ltd. Changle Sub-branch

Principal (or authorized agent): Xin Bo

Residence (address): Shenggang Jiayuan Xinchang Road, Changle County

Telephone: 6221290	Fax:	Zip code: 262400

If Party A applies for the loan from Party B, in order to clarify the rights and obligations of both parties, Party A and Party B enter into this Contract in accordance with the Commercial Banking Law of the People’s Republic of China, the Civil Code of the People’s Republic of China and other laws and regulations.

Article 1. Purpose of loan

1.Type of loan: The loan under this contract is the fixed assets loan.

2.Loan purpose: To purchase the plant. Without the written consent of Party B, Party A shall not change the purpose of the loan determined in this Contract or use the loan for other purposes.

Article 2. Amount and term of the loan

1. Loan amount: 70 million yuan(RMB)

2. Term of loan: The term of loan under this contract is 35 months, from December 21,2022 (the agreed loan date) to November 4, 2025 (the agreed repayment date). If the actual loan date and the actual repayment date are inconsistent with the agreed date, the record in the loan certificate handled by both parties shall prevail.

Article 3. Calculation of interest rate and interest

1. The loan interest rate hereunder shall be executed in accordance with the following clause 1:

(1) Fixed interest rate. The annual interest rate is 6.8%, and the interest rate is not adjusted during the term of the contract. The interest rate is implemented for separate loans (the interest rate is determined according to the one-year loan market quoted rate of LPR3.65% on December 20, 2022 as the pricing benchmark).

(2) Floating interest rate. The market quoted rate of the actual loan issue date / year (LPR) is determined as the pricing benchmark / (plus / minus) / basis point. During the term of the loan, the basis points plus or minus the loan term shall remain unchanged. If the loan market quoted interest rate (LPR) is adjusted during the loan term, the adjustment shall be made on each full year after the actual issuance of the loan without further notice to Party A. (1 basis point is equal to 0.01 percent).

In the above fixed rate and floating rate terms, if the quoted rate (LPR) is published on the same day as the quoted date of the quoted rate (LPR), the quoted rate of the previous day shall be used as the pricing benchmark.

2. Calculation of the interest.

Daily interest rate = monthly interest rate / 30, monthly interest rate = annual interest rate / 12.

Normal interest = the number of days occupied by the interest rate loan amount as agreed in this contract.

3.If the borrower pays the loan in advance or the lender recovers the loan in advance according to the contract, the corresponding interest rate shall not be adjusted and the interest rate agreed herein shall still be implemented.

4. The interest settlement date of the loan under this contract is the 21st day of each month. If the last repayment date of the loan principal is not on the settlement date, the unpaid interest shall be paid with the principal.

5. The interest of the loan under this contract shall start from the actual issuance date of the loan (determined by the actual issuance date of each loan).

6. The loan voucher is an integral part of this contract and has the same legal effect as this contract. In case the items recorded in the loan voucher are inconsistent with this contract, the loan voucher shall prevail.

Article 4. Payment and payment of loans

1.Before each withdrawal, Party A shall meet all the following conditions:

(1) The relevant guarantee contract or documents used as the loan guarantee under this Contract have been established according to law and have come into effect;

(2) The capital or other funds to be raised for the project built under this Contract have been paid in full in the prescribed time and proportion;

(3) No cost overspend or cost overspend has been solved by itself;

(4) The progress of the project has been completed according to the plan, and the actual progress of the project matches the investment amount;

(5) Party A has handled the withdrawal procedures to Party B according to the regulations;

(6) Party A has not violated the provisions of laws and regulations and the provisions hereof;

(7) Party A and the guarantor hereof have prepared the relevant materials and completed the relevant procedures as required by Party B.

2.Party A promises to accept Party B’s settlement and credit supervision. Party A and Party B agree that for each withdrawal of Party A, Party B shall approve the loan to Party A’s loan issuance account of Party B and that the interest shall start from the issuance date. The loan issuance and payment under this Contract shall be handled through the following account:

Bank of deposit: Bank of Weifang

Account No.: [*]

The Special Account Supervision Agreement of this Account shall be signed separately, and this agreement shall be an integral part of this Contract.

3. Money Withdrawal. Party A shall withdraw the money according to the actual demand. Party A promises for the withdrawal: The purpose of the loan conforms to the provisions of this loan contract and promises to abide by the following provisions:

(1) Use the loan according to the project progress;

(2) Party B shall not use Party B’s loan as project capital, equity capital and self-raised funds;

(3) Use the project capital before the use of the project loan, or in place in the same proportion;

(4) The loan shall not be used for working capital, equity, futures and other investments, and shall not be used for the areas and purposes of the production and operation prohibited by the state.

(5) Party B shall meet the review requirements of loan issuance and payment.

4. Payment management scheme for loans. Party A and Party B agree to implement independent payment limit management for the loan funds under this contract. Party A exceeding the independent payment limit shall adopt the entrusted payment method; if the independent payment limit is below, the transaction object can be determined in advance or the entrusted payment is required by Party B, the entrusted payment method shall be adopted. The limit of independent payment shall be implemented according to the following standards: a single independent payment shall not exceed 5% of the total investment of the project or RMB 5 million yuan (or equivalent foreign exchange).

5. Party B’s requirements for the payment and management of Party A’s loan funds:

(1) Entrusted payment. Party A shall submit the withdrawal application, payment entrustment and relevant transaction procedures

After examination and approval by Party B, the borrowed funds shall be paid to Party A’s counterparty through Party A’s loan issuance account stipulated in this contract.

(2) Independent payment. After Party A submits the withdrawal application and relevant transaction procedures and other materials, it shall issue the loan funds to Party A’s loan issuance account stipulated herein after examination and approval by Party B, and Party A shall independently pay the loan to the counterparty for the purposes agreed herein.

(3) If the payment is entrusted by the lender, Party A shall provide Party B with relevant transaction materials conforming to the purposes specified in this loan contract, and handle them if it meets the conditions after examination. If the borrower pays independently, Party A shall report to Party B the details of independent payment in the previous January before the 10th day of each month and provide relevant vouchers and materials. The relevant transaction materials provided by Party A to Party B include but are not limited to: withdrawal application, payment entrustment (entrusted payment), use plan of loan funds, and the transaction certification materials of Party A during the payment stage, such as contract, invoice, waybill, acceptance receipt and other valid vouchers and materials that can prove the transaction payment on the basis of the project progress, the use of the loan and other materials required by Party B.

(4) Other management requirements proposed by Party B for the payment of Party A’s loan funds.

6. Party B found that Party A to provide loan use proof materials and other relevant transaction materials are not in conformity with this contract or other defects after audit, shall have the right to require Party A to supplement, replace, instructions or resubmit relevant materials, before Party A submit Party B think qualified relevant transaction materials, Party B has the right to refuse the payment and payment. If Party A fails to pay the payment in time caused thereby, Party B shall not bear any responsibility.

7. When the loan funds entrusted payment, no matter what the reason (including but not limited to Party Account bank refund or unsuccessful payment, etc.) lead to Party B cannot timely in accordance with Party A entrusted the loan funds to its counterparty, Party B does not bear any responsibility, Party A under this contract has repayment obligations is not affected. Party A hereby authorizes Party B to implement internal freezing management for the amount returned by the counter Party Account opening bank. In this case, Party A shall re-submit relevant transaction materials such as payment entrustment and use certificate and bear the corresponding payment and settlement expenses.

8. In the process of loan issuance and payment, if Party A is not limited to any of the following circumstances, Party B may put forward supplementary requirements in terms of loan issuance and payment conditions, and Party A shall meet the requirements, otherwise Party B has the right to change the loan payment method or stop the issuance and payment of loan funds:

(1) Decline in credit status;

(2) Decline of the profitability of the main business;

(3) Abnormal use of loan funds;

(4) failing to pay the loan funds as agreed in the contract;

(5) In violation of the contract, avoid the entrusted payment by the lender by breaking it into parts;

(6) Failing to provide the records and materials on the use of the borrowing funds in time as required.

9. Party A understands and agrees that Party B will adjust the loan issuance due to the control of credit supply and other factors.

Article 5. Repayment

1. Party A shall repay the principal and interest of the loan hereunder according to the item 4 listed below:

(1) Settle and pay interest at /, and repay the principal when maturity;

(2) Equivalent amount of principal and interest repayment, specific for: by / cycle equal amount of principal and interest repayment.

(3) Repayment of equal amount principal, specifically: repayment of equal amount principal by cycle.

(4) Repayment of the principal in installments according to the following schedule; payment of interest on a monthly basis.

NO.	Staging repayment time	Repayment amount (RMB)
1	2023.6.21	10,000,000.00
2	2023.12.21	10,000,000.00
3	2024.6.21	10,000,000.00
4	2024.12.21	10,000,000.00
5	2025.6.21	10,000,000.00
6	2025.11.4	20,000,000.00

(5) Others:

2. Under this Contract, Party A specifies the following account as the repayment reserve account:

Bank of deposit: Bank of Weifang

Account No.: [*]

Repayment reserve account for funds withdrawal and as the repayment account under this contract, Party A shall reimbursement in this contract (including but not limited to the settlement date, this, etc.) before 20:00 in the account for the current principal and interest payable, and in this special authorized Party B in the agreed settlement date or repayment date from the account of Party A. Party A in repayment account is not enough to pay the loan principal and interest, Party A in the special authorized Party B has the right to directly from Party A in Weifang bank all institutions open account withholding on the basis of this contract Party A shall pay (including Party B announced immediately due) of the loan principal, interest, penalty interest, compound interest, liquidated damages and other expenses payable，If the amount of deduction is inconsistent with the currency of the debt to be offset, it shall be converted into the amount of the debt offset at the exchange rate published by the People’s Bank of China at the time of deduction. Party B shall have the right to decide the order of repayment, and Party B shall not be liable for any loss caused to Party A.

3. Party A and Party B agree that the funds of the repayment reserve account designated by Party A shall meet the following requirements (if any): /

4. Party A shall timely provide the inflow and outflow of the repayment reserve account at the request of Party B.

Article 6. Guarantee

1. In order to guarantee the repayment of the loan and related interest under this Contract, Party A and Party B agree to adopt one or more of the following guarantees:

Name of Guarantee Contract: Mortgage Contract of Maximum Amount (No: 2021111600000125)

Name of Guarantee Contract::Maximum Amount Guarantee Contract (No: 2021111600000125)

This contract guarantee both the guarantee and guarantee, whether the guarantee is provided by Party A or by other third party, Party B shall have the right to require Party A or any guarantor liability, the guarantor, between the guarantor, between the guarantor and collateral no order, Party A promises not to defend.

2. If the guarantee under this Contract is not conducive to Party B’s rights in the future, Party B shall have the right to request and Party A to re-provide the guarantee agreed by Party B and re-sign the guarantee contract.

Article 7. The Rights and Obligations of both parties

1. The Rights and Obligations of Party A:

(1) Withdraw and use the loan according to the term and purpose agreed herein.

(2) all relevant materials provided to Party B are true, complete and effective.

(3) All kinds of materials provided by Party A to Party B shall be original. If the original cannot be provided, a copy affixed with the official seal of Party A and the name seal of the legal representative may be provided with the consent of Party B.

(4) Actively accept Party B’s investigation and supervision on its production, operation, finance and the loan hereunder; Accept and actively cooperate with Party B to inspect and supervise the use of loan funds including but not limited to the purpose of loan by means of account analysis, voucher inspection, on-site investigation, regularly summarize and report the use of loan funds as required by Party B; and actively provide relevant statements and materials to Party B.

(5) Pay off the loan principal and interest under this contract as agreed.

(6) Voluntarily bear the expenses for obtaining the loan and the relevant expenses (including incurred in breach of this contract but not limited to litigation, arbitration, execution, preservation, lawyer, appraisal, appraisal, evaluation, transfer of ownership, auction, etc.); Party A shall voluntarily bear the settlement fees of the payment of the loan funds (including but not limited to the entrusted payment by the lender and the independent payment by the borrower), and pay the corresponding fees in full and on time according to the fee items, rates and time stipulated by Party B.

(7) The collection letter or collection document sent or otherwise served by Party B shall be signed and received in time, and the receipt shall be delivered to Party B within 5 days from the date of receipt.

(8) such as contracting, leasing, shareholding reform, joint venture, merger, (or merger), joint venture (or cooperation), division, capital, equity changes, major assets transfer and other enough to affect the realization of Party B rights, should notify Party B at least 5 days in advance, and the written consent of Party B, otherwise shall pay all debts in advance, and liable according to this contract.

(9) The change of domicile, mailing address, business scope, legal representative, etc., shall notify Party B in writing within 5 days upon the completion of the change of the relevant matters.

(10) In case of any event that has a material adverse impact on the performance of the repayment obligations hereunder, it shall immediately notify Party B in writing (including but not limited to involving economic disputes, bankruptcy, deterioration of financial situation, etc.).

(11) In case of closure, dissolution, suspension, suspension of business license, or cancellation, it shall notify Party B in writing on the day of the event and guarantee to repay the principal and interest of the loan immediately.

(12) Party A shall open a relevant settlement account with Party B and handle the current settlement and deposits related to the loan under this Contract through this account.

(13) Party A undertakes to abide by the Anti-Money Laundering Law of the People’s Republic of China and other relevant national laws and regulations, and legally use the borrowed funds.

(14) Party A undertakes that: without the written consent of Party B, Party A shall not provide the assets to offset (pledge), establish the right of residence or set up other obligation burden before the loan and interest hereof.

(15) Party A undertakes that the fixed assets to be purchased and constructed by the loan under this Contract have been approved by the relevant state authorities, conform to the current national project examination and approval system and procedures, and perform the legal management procedures for fixed assets investment projects.

(16) Disclosure of related information of Party A. Party A has group customer related party or other related party, Party A promises to Party B and before the completion of the obligations continue to provide to Party B including but not limited to the name of the related party, mutual correlation, organization code, the legal representative and certificate, actual controller and certificate, registration, registered capital, main business, equity structure, senior management, financial status, major assets project, guarantee and major litigation, credit in other financial institutions, related party other matters may affect the borrower and the above changes, etc.

(17) If Party A is associated with group customers or other related parties, Party A undertakes to timely report to Party B the related transactions of more than 10% of its net assets with the related parties, including but not limited to:

1. Association of the parties to the transaction;

2. Transaction items and transaction nature;

3. Amount or corresponding proportion of the transaction;

4. Pricing policy (including transactions with no amount or only a symbolic amount).

(18) Party A promises to abide by the following financial indicators (if any) during the loan period:

______/_____

(19) If Party A declares that it complies with and performs the relevant national regulations on energy conservation and emission reduction, and fails to perform or shows energy consumption or pollution risks, Party B shall take measures such as accelerating the recovery of the loan or suspending the loan or announcing the early maturity of the loan.

2. The Rights and Obligations of Party B:

(1) Request Party A to provide all materials related to the loan.

(2) Collect the loan principal, interest, compound interest, penalty interest and other expenses from Party A’s account as agreed herein.

(3) In case Party A violates the agreement or may affect the repayment of the principal and interest of the loan, Party B shall have the right to stop issuing the outstanding loan and terminate the loan contract in advance, and shall have the right to require Party A to immediately repay the principal and interest of the loan. If Party A evades the supervision of Party B, defaults on the loan principal and interest or other serious defaults, it shall have the right to impose credit sanctions, including but not limited to notifying relevant departments or units, and announcing collection through the news media.

(4) The loan shall be issued to Party A after Party A meets all the conditions agreed herein and the relevant guarantee contract, agreement and registration hereunder are completed (except that Party B cannot make the loan due to supervision or national policy requirements and its credit supply policies).

(5) Party B shall have the obligation to properly keep and keep confidential the information and information concerning Party A’s debts, finance, production and operation learned by Party A based on the signing and performance of this Contract. Without the consent of Party A, Party B shall not disclose it to the irrelevant parties in any way, except for the following circumstances:

1). Disclosure made in accordance with the provisions of laws and regulations or the requirements of the competent authorities or the regulatory authorities of Party B or the listed stock exchange and other institutions of Party B;

2). In the third party transfer claims under this contract, or by the guarantor or other third party to pay off the debts under this contract, or agreement by the third party claims under the contract trust management, or other ways of asset securitization arrangement, Party B in accordance with the agreement or the relevant laws and regulations and to cooperate with the relevant party claim or exercise the right of recourse against the disclosure to the relevant parties;

3). Disclose to business outsourcing institutions, third-party service suppliers, other financial institutions and subsidiaries of Party B for the purpose of conducting the loan business or related to the loan business, providing or may provide new products or services to the borrower, and preventing the risks of the credit granting business.

(6) Party A shall timely, comprehensively and accurately disclose its group customers or other related parties and related transactions to Party B. If Party A fails to perform the aforementioned information disclosure obligations or any of the following circumstances occurring to Party A and its affiliates may adversely affect Party A’s performance of the obligations hereunder, Party B shall have the right to take the provisions herein (including declaring the loan to be immediately due) and the remedy measures stipulated by law:

1) The financial condition of Party A’s related party deteriorate;

2) Party A or its affiliated parties are investigated and investigated by judicial authorities, tax, industrial and commercial administrative law enforcement authorities and administrative authorities or take punitive measures according to law;

3) The control or controlled relationship between Party A and its affiliated parties changes;

4) Party A’s related parties involve or may involve major economic disputes, lawsuits and arbitration;

5) Party A’s main investors and key management personnel are investigated or restricted by judicial organs for abnormal changes or suspected of illegal or criminal acts;

6) Other matters arising from Party A’s affiliated parties that may adversely affect Party A.

(7) Party B or Bank of Weifang Co., Ltd. (hereinafter referred to as “Bank of Weifang”) may authorize or entrust other branches or relevant departments of Bank of Weifang to perform the rights and obligations under this Contract according to the changes in institutional setup, operation and management needs and other factors, Or transfer the loan claims under this contract to other branches of Weifang Bank or relevant departments to undertake and manage, for which Party A agrees, and Party B does not need to obtain Party A’s consent for the above actions. Other branches or relevant departments of Weifang Bank that undertake the rights and obligations of Party B shall have the right to exercise all the rights hereunder and have the right to file a lawsuit with the court for arbitration or apply for enforcement in the name of such agency.

Article 8. Liability for breach of contract

1. If Party A makes false statements and statements in this Contract and causes losses to Party B, it shall compensate for all losses.

2. If Party A fails to perform the notification obligations agreed herein in time, it shall pay a penalty of 3% of the loan amount to Party B.

3. After this Contract comes into force, both parties A and Party B shall fully perform the obligations agreed herein. Unless otherwise agreed, if either party fails to perform or improperly perform the obligations agreed hereunder, it shall be liable for breach of contract and compensate the other party for the losses caused thereby.

4. Party A has one of the following behavior, Party B shall have the right to terminate the contract in advance, litigation, announced the contract loan and interest immediately due, suspend the loan has not yet issued, have the right to stop paying the borrower has not used loan, Party A shall within receipt of the contract within 5 days from the date of the repayment of the loan principal and interest:

(1) Party A violates the provisions and commitments hereof;

(2) The loan materials provided by Party A and all the materials provided to Party B during the loan term are not true, inaccurate and incomplete;

(3) Failing to cooperate with or refusing to accept Party B’s inspection of the use of the loan and related production, operation and financial activities;

(4) Transfer or dispose of, or threaten to transfer or dispose of its important assets without Party B’s written consent;

(5) The important part or all of the property is occupied by someone else, or is taken over by the appointed trustee, receiver or similar personnel, and the property is seized or frozen, which may cause heavy losses to Party B;

(6) Without Party B’s consent, leasing, shareholding reform, joint operation, merger, merger, merger, joint venture, division, capital reduction, equity change, transfer, acquisition or other acts sufficient to affect the realization of Party B’s rights and interests and endanger the security of Party B’s creditor’s rights;

(7) The realization of Party B’s claims, seriously affected or threatened by the change of domicile, mailing address, business scope, legal representative or major investment of Party B’s creditor’s rights;

(8) The realization of Party B’s creditor’s rights is seriously affected or threatened by any economic disputes or deteriorating financial situation;

(9) Refusing to sign for the receipt or failing to sign for Party B’s collection letter or collection documents in other disguised ways;

(10) Neglecting in exercising the creditor’s rights due or preserving or realizing the creditor’s rights;

(11) Failing to national policies, regulations and standards in energy conservation and emission reduction;

(12) The guarantee (including but not limited to guarantee, mortgage or pledge) provided by Party A for other debts other than this Contract may lead to the threat or heavy loss of the claims under the loan contract of Party B;

(13) Decline in credit status；

(14) If the value of the collateral under this contract depreciates, and the borrower fails to supplement or add the corresponding guarantee;

(15) Failing to pay the principal and interest of the loan as agreed in the contract;

(16) The project progress lags behind the progress of fund use;

(17) In violation of the contract, avoiding the entrusted payment by the lender by breaking it into parts；

(18) Party A fails to take remedial measures within the time required by Party B;

(19) Party A evaded or canceled bank debts through related party transactions or transfer of important assets;

(20) Party A uses false contracts to discount or pledge bank claims such as notes receivable and accounts receivable without real trade background to the bank to obtain bank funds or grant credit granting.

5. If Party B collects the unpaid loan principal and interest due to Party A (including the lender recovers the loan in advance according to the provisions herein) at the rate of the loan execution rate increased by 50% (including that date), for the interest and overdue penalty interest not paid by Party A on time, the compound interest shall be calculated according to the overdue penalty interest rate, calculated according to the actual overdue days, and accumulated month by month. Party A fails to use the loan funds according to the agreed purpose, the penalty interest shall be calculated from the date of the default by 100% above the loan execution rate determined in this contract. For the misappropriation penalty interest that Party A fails to pay the penalty interest on time, the compound interest shall be calculated according to the misappropriation penalty interest rate, calculated according to the actual days of misappropriation and accumulated month by month.

Article 9. Effectiveness, modification and termination of the contract

1. This Contract shall come into force after being signed and sealed by the legal representatives or authorized agents of both parties and affixed with the official seal of the company (Party B shall have the same legal effect on the “Special Loan Seal” and “Official seal” in this Contract), until the date of repayment of the loan principal, interest, compound interest, penalty interest, liquidated damages, damages, expenses for the realization of claims and all other expenses payable hereunder.

2. If Party A requests the loan extension, it shall submit a written application to Party B 30 days before the expiration date of this Contract. After the examination and approval by Party B and the signing of the extension agreement, the loan term under this contract shall be extended accordingly.

3. The guarantee contract under this contract cannot be handled within the time limit agreed in the guarantee Contract or required by Party B. After the registration procedures, this contract shall be terminated, and both parties shall bear the losses and shall not be investigated to each other.

4. After this Contract comes into force, neither party shall change this contract without authorization except as agreed herein

If it is necessary to change this contract, both parties shall reach a written agreement through negotiation.

Article 10. Settlement of disputes

Any dispute arising from the performance of this Contract shall be settled by both parties through negotiation. If the negotiation fails, both parties may file a lawsuit with the court of the place or the place where the Contract is signed. If Party A has any overdue breach, the principal and interest in arrears is less than 50,000 yuan, and the court is the pilot court for the reform of separating complicated and simple cases, the court will apply the small-amount litigation procedure according to law, and the first judgement will be final；If the principal and interest of arrears is more than 50,000 yuan and less than 100,000 yuan, and the sued court is the pilot court for the reform of separating complicated and simple divisions, both parties agree to apply the small litigation procedure, and the first instance is final.

The place of signing of this Contract is Weifang City / county, Shandong Province (head office / branch / branch). Party A agrees that the place of signing of this contract can be determined in the head office, branch or branch of Party B, and undertakes to waive any jurisdictional objection.

Article 11. Notarization and voluntary acceptance of compulsory execution

1.If either party to this contract requests for notarization, this contract shall be notarized in a notary office stipulated by the state.

2. If the notarized contract has the effect of compulsory enforcement. If Party A breaches the contract or realizes the creditor’s rights as stipulated by laws and regulations, Party B has the right to directly apply to the people’s court with jurisdiction for compulsory enforcement, and Party A waives all the right of defense and the right to refuse to bear the repayment liability to Party B.

3. All parties jointly confirm that they have a clear understanding of the meaning, content, procedures and effectiveness of compulsory notarization according to relevant laws and regulations. After careful consideration and decision, from the date of signing this contract, each party shall voluntarily notarize the contract and give the enforcement effect. The parties shall have no objection to the obligations stipulated in this Contract. This contract by notarization gives compulsory execution effect, according to the provisions of the civil procedure law of the People’s Republic of China, if Party A fails to perform or fulfill the obligations under this contract, Party B has the right to by notarization with compulsory execution of the contract and execution certificate directly to the people’s court’s jurisdiction for compulsory execution, without proceedings, Party A voluntarily accept compulsory execution and voluntarily give up the right of defense. The agreement of the parties on enforcement takes precedence over the relevant provisions of “Dispute Resolution” of this Contract.

Article 12. Confirmation of the address of service

Party A confirm the following address or contact information as various documents under this contract (including but not limited to notice, collection letter, etc.) and the dispute involved litigation, arbitration documents (including but not limited to lawyer letter, summons, court notice, judgment, orders, conciliation statement, deadline to perform notice, evaluation report, etc.) of Party A effective service way:

Address for service: Economy Area Changle County

Zip code: 262400

Email address:

Contacts: Liu Yuanqing

Mobile phone number / fixed-line phone number: 13506468998

Any of the above service channels are applicable to the collection, notice, arbitration, litigation, first instance, second instance, retrial and execution of other stages. If the relevant collection notice, litigation and arbitration documents shall be served at the above address, and are returned due to no receipt or rejection, the date of return shall be the date of service. If there is any change in the above service address, Party A shall notify Party B in writing within 5 days from the date of the change, otherwise the service at the above address shall still be valid. If Party A fails to timely notify the change, Party A shall bear all the legal consequences and losses arising therefrom and waive the objection to service.

Article 13. Other matters as agreed upon by the two parties

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Article 14. The Supplementary Provisions

1. The relevant annexes under this Contract are an integral part of this Contract and have the same legal effect as this Contract.

2. The invalidity or unenforceability of any provision of this Contract shall not affect the validity and enforceability of any other provision, nor shall it affect the validity of the whole contract.

3. Party B draws special attention to Party A and has given clear explanations and explanations as required by Party A:Party B shall have the right to according to the provisions of relevant laws and regulations or the requirements of the financial regulator, the information related to this contract and the other information provided to the People’s Bank of China credit information database and other credit information database established in accordance with the law, for the appropriate qualifications of institutions or individuals query and use。Party B shall also have the right to inquire the relevant information of Party A through the credit investigation system of the People’s Bank of China and other legally established credit information databases for the purpose of the conclusion and performance of this Contract.

4. This Contract shall be legally binding on both parties and their respective successors and transferees without affecting any other provisions hereof.

5. The title and business name in this Contract are used only for the convenience of reference and shall not constitute any interpretation of the Contract and shall not constitute any restriction on the contents and scope under the title.

6. Party B shall make the retained documents and vouchers for the loan hereunder in accordance with its business rules, which shall constitute valid evidence to prove the creditor and debt relationship between Party A and Party B and shall be binding on Party A.

7.The contract called “group customers”, “associated”, “related”, “associated” words “and the commercial bank group customer credit business risk management guidelines” (China Banking Regulatory Commission order no. 4,2010) and later to the revision of the guidelines of the same or synonymous has the same meaning.

8. This contract is made in duplicate originals, with each party holding one copy, and the guarantor, the registration authority and the notary office (if any) holding one copy each. It shall have the same legal effect.

Both parties confirm that both parties have fully negotiated all the terms of this contract. Party B has drawn Party A’s special attention to all the provisions of the rights and obligations of both parties, made a comprehensive and accurate understanding of them, and has explained and explained the relevant terms as required by Party A. Party A has carefully read and fully understood all the terms of the contract. Party A and Party B have the same understanding of the terms of the contract and have no objection to the contents of the contract.

Party A (official seal): (SEAL)

Legal representative (or authorized agent): /s/ LIU Yuanqing (SEAL)

Party B (official seal or special seal for loan): (SEAL)

Signature and Seal of the Legal Representative: (SEAL)

(Or an authorized agent)：

December 21, 2022.